AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

         AGREEMENT, made and entered into as of the 17th day of October, 1997, and herein amended and restated, by and between AT&T Corp., a New York corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and C. Michael Armstrong (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company desires to employ the Executive and to enter into an agreement, as herein amended and restated, embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

         1.       Definitions.

                  (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

                  (b) "Base Salary" shall mean the salary provided for in Section 4 below or any increased salary granted to the Executive pursuant to Section 4.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d)     "Cause" shall mean:

                          (i)     the  Executive   is  convicted   of  a  felony
involving moral turpitude; or

                          (ii)    the  Executive  is  guilty  of  willful  gross
neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company, unless the Executive believed in good faith that such act or nonact was in the best interests of the Company.

                  (e) "Change in Control" shall mean the occurrence of any of the following events:

                          (i)     An  acquisition  by any individual, entity  or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Stock of the Company (the

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"Outstanding  Company Stock")  or (B)  the  combined  voting  power of the  then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and
(C) of subsection  (iii) of this Section 1(e);

                          (ii)     A change in the composition of the Board such
that the individuals who, as of the effective date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date of this Agreement, whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a two-thirds majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

                          (iii)    A  merger, reorganization or consolidation to
which  the  Company  is a  party  or a  sale  or  other  disposition  of  all or substantially all of the assets of the Company (each, a "Corporate Transaction"); excluding however, such a Corporate Transaction pursuant to which
(A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Stock and
Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a two-thirds majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection the applicable Corporate Transaction, of the Parent Company); or

                          (iv)     The  approval  by  the  stockholders  of  the
Company of a plan of complete liquidation or dissolution of the Company.

                  (f) "Constructive Termination Without Cause" shall mean termination by the Executive of his employment at his initiative following the occurrence of any of the following events without his consent:

                          (i)      a  reduction  in the Executive's then current
Base Salary or target bonus opportunity as a percentage of Base Salary or long-term performance incentive or the termination or material reduction of any employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applicable to all executive officers of the Company);

                          (ii)     the failure to elect or reelect the Executive
to any of the positions described in Section 3 or the removal of him from any such position;

                          (iii)    a material  diminution  in   the  Executive's
duties or the assignment to the Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function as the Chairman and Chief Executive Officer of the Company;

                          (iv)     the  relocation  of  the  Company's principal
office, or the Executive's own office location, as assigned to him by the Company to a location more than 50 miles from Basking Ridge, New Jersey; or

                          (v)      the  failure  of  the  Company  to obtain the
assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 calendar days after a merger, consolidation, sale or similar transaction.

Following written notice from the Executive, as described above, the Company shall have 15 calendar days in which to cure. If the Company fails to cure, the Executive's termination shall become effective on the 16th calendar day following the written notice.

                  (g) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement as determined by a medical doctor selected by the Company and the Executive. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

                  (h) "Effective Date" shall mean the date as of which this Agreement was entered into.

                  (i) "Fair Market Value" shall mean the value of a share of Stock as traded on the New York Stock Exchange on the date in question, based on the mean of the high and low reported prices.

                  (j) "Pro Rata" shall mean a fraction, the numerator of which is the number of days that the Executive was employed in the applicable performance period (a calendar year in the case of an annual bonus and a performance cycle in the case of an award under the Long-Term Incentive Plan) and the denominator of which shall be the number of days in the applicable performance period.

                  (k)     "Stock" shall mean the Common Stock of the Company.

                  (l) "Term of Employment" shall mean the period specified in Section 2 below (including any extension as provided therein).

         2.       Term of Employment.

                  The Term of Employment shall begin on the Effective Date, and shall extend until October 31, 2003. Notwithstanding the foregoing, the Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 12.

         3.       Position, Duties and Responsibilities.

                  (a) Commencing on the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as the Chairman of the Board and Chief Executive Officer of the Company and be responsible for the general management of the affairs of the Company. The Executive has also been elected by the Board as a member of the Board, effective October 20, 1997. The Executive, in carrying out his duties under this Agreement, shall report to the Board. During the Term of this Agreement, the Executive shall devote his full business time and attention to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote its interests.

                  (b)     Nothing  herein  shall  preclude  the  Executive  from
(i) serving on the boards of directors of a reasonable number of other corporations subject to the approval of the Board in each case (which approval has been given as to the boards listed in Exhibit A attached), (ii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities set forth in this Section 3(b) do not materially interfere with the proper performance of his duties and responsibilities under Section 3(a).

         4.       Base Salary.

                  The Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $1,400,000. The Base Salary shall be reviewed annually for increase in the discretion of the Board.

         5.       Annual Incentive Award.

                  During the Term of Employment, commencing in 1998 the Executive shall participate in the AT&T Short Term Incentive Award Plan or any successor annual incentive award plan of the Company. Under such plan, the Executive shall have a target bonus opportunity each year equal to 100% of his then Base Salary, payable in that amount if the performance goals established for the relevant year are met. If such performance goals are not met, the Executive shall receive a lesser amount (or nothing) as determined in accordance with applicable plan guidelines. If such performance goals are exceeded, the Executive may receive a greater amount as determined in accordance with applicable plan guidelines. For 1998 the Executive shall be paid a guaranteed annual incentive award of no less than 100% of his target bonus (whether or not performance goals have been met in such year). The Executive shall be paid his annual incentive awards no later than other senior executives of the Company are paid their annual incentive awards.

         6.       Cash Award.

                  In order to address certain forfeitures experienced when the Executive left his previous employer, the Company shall pay a premium of $2,050,000 to purchase a split-dollar survivorship insurance policy under an Estate Enhancement Program insuring the Executive and his spouse. Such policy shall, upon the death of the last surviving insured, provide insurance proceeds equal to the sum of the face amount of the policy and the policy's cash value. An amount equal to the policy face amount shall be payable to the Executive's beneficiaries or to a trust which may be established to own the Executive's interest in such policy. The balance of the proceeds shall be paid to the Company, and from its share of the death benefit, the Company will pay a Company-paid death benefit to the Executive's beneficiaries equal to the death benefit received by the Company, minus the Company-paid premium. It is agreed and understood that the face amount of such split-dollar survivorship insurance policy will be determined in accordance with the underwriting requirements of the insurance company providing such coverage, based on the Company's premium payment of $2,050,000, pursuant to this Section 6 and any additional premium payments, if any, that the Executive may become eligible for under any similar program adopted by the Company for its senior executives and in which the Executive elects to participate.

         Prior to the Company purchasing insurance under this paragraph, Executive will make a reasonable effort (but not including litigation) to obtain all or a portion of his 1997 annual bonus and his long-term incentive bonus for the 1995-1997 performance cycle from his current employer, and he will notify the Company, in writing, of the outcome of such efforts.

         7.       Stock Awards.

                  (a) General. On the Effective Date, the Company shall grant the Executive restricted stock, restricted stock units and stock option awards described in this Section 7. The Executive also shall be eligible to participate in the Company's 1997 Long-Term Incentive Plan ("LTIP") as provided in Section 8 below.

                  (b) Restricted Stock Award. As of the Effective Date, the Company shall grant the Executive an award of 105,330 shares of restricted Stock ("Restricted Stock") substantially in the form attached to this Agreement as Exhibit C, vesting as follows:

                          (i)     19,072 shares shall vest on January 1, 1999;

                          (ii)    18,294 shares shall vest on January 1, 2000;

                          (iii)   8,022 shares  shall  vest at  the rate of 25%,
2006 shares on each of May 1, 1998 and May 1, 1999 and 2005 shares on each of May 1, 2000 and May 1, 2001;

                          (iv)    26,815  shares  shall vest as follows:  8,939
shares on May 1, 1998, and 8,938 shares on each of May 1, 1999 and May 1, 2000; and

                          (v)     33,127 shares  shall vest at  the rate of 25%,
8282 shares on each of the first three anniversaries of the Effective Date and 8281 shares on the fourth anniversary of the Effective Date.

                  (c) Restricted Stock Unit Award. As of the Effective Date, the Company shall grant the Executive an award of 224,561 shares of restricted stock units (the "Restricted Stock Units") substantially in the form attached to this Agreement as Exhibit D, vesting as provided in and subject to the provisions of Exhibit D.

                  (d) Stock Option Award. As of the Effective Date, the Company shall grant the Executive a ten-year stock option award, substantially in the form attached to this Agreement as Exhibit E, to purchase 750,000 shares of Stock. The exercise price shall be the Fair Market Value on the Effective Date which the Board has fixed as the date of grant, which is $44.53125 per share. The award shall vest as provided in Exhibit E.

                  (e) Anything herein to the contrary notwithstanding, the numbers of shares of restricted stock and restricted stock units referred to in
Section 7(b) and (c) above shall be reduced to the extent the Executive's similarly related awards from his prior employer (to which such awards under Section 7(b) and (c) relate) are not in fact forfeited.

         8.       Long-Term Incentive Awards.

                  (a) Performance Awards. The Executive shall be eligible to participate in the LTIP, commencing with the 1998-2000 cycle. The Executive shall not be eligible to participate in any prior LTIP performance cycles including the 1996-1998 and the 1997-1999 LTIP performance cycles. The Executive shall receive a target award under each of the 1998-2000 and 1999-2001 performance cycles that shall be no less than 100% of his then Base Salary (target amount).

                  (b) Stock Option Awards. The Executive shall be eligible for stock option awards commencing with awards in 1998 in accordance with Company practices applicable to an executive in his position.

         9.       Supplemental Pension.

                  (a) The Executive shall be entitled to a pension benefit in the form of a single life annuity commencing upon retirement at or after age 65 (subject to earlier commencement as provided in Section 9(e) below) equal to 50% of his Final Average Compensation offset by certain amounts as provided in
Section 9(b) below. For purposes of this Section 9, Final Average Compensation shall mean the sum of the base salary and annual incentive award payments paid in respect of the three calendar years of the Executive's employment by the Company during the last five calendar years of such employment during which he received the highest level of such payments, divided by three. If the Executive's employment with the Company terminates prior to his completion of three calendar years of employment, his Final Average Compensation shall be based on the average of his complete calendar years of employment with the Company. If the Executive does not complete one calendar year of employment, his Final Average Compensation shall be calculated by deeming his Base Salary for the year to be his Base Salary at the annualized rate in effect immediately prior to his termination of employment and by deeming his Annual Incentive Award for that year to be the original target Annual Incentive Award for that year.

                  (b) The annual annuity payment determined under Section 9(a) for any year shall be offset by (i) the greater of (A) $655,642 and (B) the actual pension benefits to be paid to the Executive with respect to that year by the Executive's prior employers under their respective tax-qualified and non-tax-qualified defined benefit pension plans, (ii) any other pension benefits provided to the Executive under any other pension plan or pension arrangement except the AT&T Long-Term Savings Plan for Management Employees and the AT&T Senior Management Incentive Award Deferral Plan of the Company and (iii) any government-sponsored pension including Social Security retirement benefits. The supplemental pension benefits payable under this Section 9 shall be afforded the same post-employment "ad hoc" inflation adjustments, if any, as may from time to time be given to comparable former senior executives of the Company receiving benefits under the Company's Management Pension Plan. Payment of the pension benefit provided under this Section 9 shall be conditioned upon the Executive furnishing the Company promptly following retirement with written information regarding offsetting payments from prior employers and any government-sponsored pension and shall continue to be conditioned upon his promptly furnishing the Company with written information as to any changes in such offsetting payments.

                  (c) In determining the amount of any offset under Section 9(b), such amount shall be calculated on an actuarially equivalent basis assuming the same frequency of payment and the same form of annuity as the pension benefit to be paid under this Section 9.

                  (d) Except as otherwise provided in Section 12, the Executive's entitlement to the pension benefit under this Section 9 shall vest at the rate of 20% on each of the first five anniversaries of the Effective Date, with the entitlement fully vested on the fifth anniversary.

                  (e) Except as otherwise provided in this Section 9, the Executive's entitlements to the pension benefit under this Section 9, including without limitation methods of payment, rights to elect lump sum payment or joint and survivor benefits, rights of survivors, claims procedures, actuarial assumptions, etc., shall be determined in accordance with the provisions and practices of the Company's Management Pension Plan as then in effect; provided, however, that the Executive shall be deemed to have satisfied any service-period requirement for eligibility for pre-retirement survivor annuity benefits and all other Plan purposes except for vesting and the determination of the amount of any early retirement benefit. In the event the Executive terminates employment so as to be entitled to a pension benefit under this Section 9(a) prior to age 65, the actual pension benefit payable to him under this Section 9 shall be adjusted for early commencement in accordance with the actuarial assumptions then in effect under the Company's Management Pension Plan.

         10.      Employee Benefit Programs.

                  During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including,  without  limitation,  pension,  profit  sharing,  savings  and other retirement plans or programs, 401(k), medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. The Executive's participation shall be based on, and the calculation of all benefits shall be based on, the assumptions that the Executive has met all service-period or other requirements for such participation provided that no such assumptions shall be made as to a tax-qualified plan if such assumption would jeopardize the tax-qualified status of such plan.

         11.      Reimbursement of Business and Other Expenses;
                  Perquisites; Vacations.

                  (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy. The Company shall pay all reasonable financial consultant and legal fees and expenses incurred by the Executive in connection with the negotiation of the Executive's employment arrangements with the Company.

                  (b) During the Term of Employment, the Executive shall be entitled to participate in each of the Company's perquisites in accordance with the terms and conditions of such arrangements as they are in effect from time to time for the Company's chief executive officer, including without limitation security protection, automobile, club dues, tax preparation and financial counseling, use of corporate aircraft and limousine services.

                  (c) The Executive shall be entitled to reimbursement of his relocation expenses in accordance with the Company's Management Relocation Plan. In connection with establishing a new principal residence in the Morristown, New Jersey area, the Executive shall in all events be entitled to reimbursement of expenses incurred in moving his family and personal belongings to that area. The Executive shall be entitled to reimbursement for reasonable expenses in the form of real estate listings, commissions, legal costs and similar expenses in disposing of his residence in the Manhattan Beach, California area as well as any similar expenses incurred in acquiring a residence in the Morristown, New Jersey area. The Executive shall also be entitled to protection against any loss on the Manhattan Beach residence, which will be based on his cost (acquisition cost plus costs of improvement) less (i) market appraisal (as described below) or, if greater, (ii) the actual sale price. The Company's obligation to protect the Executive against loss as described above is subject to the following condition: The Executive shall have 15 calendar days following receipt of an appraisal as described in the following sentence to sell the Manhattan Beach residence to the Company. The appraisal shall be based on an appraisal by a nationally recognized appraiser agreed upon by the Parties, the cost of the appraisal to be paid by the Company. If the Parties do not agree upon an appraiser, each shall designate an appraiser and the two appraisers shall select from among nationally recognized appraisers a third appraiser who shall make the appraisal. If the Executive does not agree to sell the residence to the Company based on the appraisal, the Company shall have no further obligation except to pay the Executive the difference between the cost of the residence as described above and the appraisal, assuming that this results in a loss to the Executive. The Company also shall pay the Executive's temporary living expenses in New Jersey and provide assistance in connection with financing the purchase of a new home there in accordance with its regular practices. To the extent the Company's reimbursement of the Executive's relocation expenses results in taxable income to the Executive, the Company shall gross up such expenses so that the Executive is not out of pocket for any Federal, state or local income, employment, excise or other taxes on such reimbursement including the gross-up amounts.

                  (d) The Executive shall be entitled to five weeks paid vacation per year of employment, which shall accrue and otherwise be subject to the Company's vacation policy for senior executives.

         12.      Termination of Employment.

                  (a) Termination Due to Death. In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

                          (i)     Base Salary  through the end  of the month  in
which death occurs;

                          (ii)    annual  incentive award for  the year in which
the Executive's death occurs, based on the original target award performance for such year, payable in a single installment promptly after his death;

                          (iii)   all  outstanding  options, whether or not then
exercisable, shall become exercisable and shall remain exercisable until the end of their originally scheduled terms;

                          (iv)    the  restrictions  on  restricted  stock shall
lapse;

                          (v)     payment   of   Restricted   Stock   Units   in
accordance with Section 7(c) and Exhibit D;

                          (vi)    payout  for  each LTIP  performance  cycle  in
which the Executive was participating at the time of his death, based on the original target performance under the plan, payable in a single installment promptly after his death; and

                          (vii)   the supplemental  pension benefit  provided in
Section 9 shall fully vest.

                  (b) Termination Due to Disability. In the event that the Executive's employment is terminated due to his Disability, he shall be entitled to the following benefits:

                          (i)     disability  benefits  in  accordance  with the
long-term disability program then in effect for senior executives of the Company;

                          (ii)    Base Salary  through the  end of the  month in
which disability benefits commence;

                          (iii)   annual incentive  award for  the year in which
the Executive's termination occurs, based on the original target award for such year, payable in a single installment promptly after his termination;

                          (iv)    all  outstanding options, whether  or not then
exercisable, shall become exercisable and shall remain exercisable until the end of their originally scheduled terms;

                          (v)     the restrictions on any restricted stock shall
lapse;

                          (vi)    payment    of   Restricted   Stock   Units  in
accordance with Section 7(c) and Exhibit D;

                          (vii)   a payout for  each LTIP  performance cycle  in
which the Executive was participating at the time of his termination, based on the original target performance under the plan, payable in accordance with the plan; and

                          (viii)  the  supplemental  pension benefit provided in
Section 9 shall fully vest with offset for any Company-provided disability benefits.

                  In no event shall a termination of the Executive's employment for Disability occur until the Party terminating his employment gives written notice to the other Party in accordance with Section 25 below.

                  (c)     Termination by the Company for Cause.

                          (i)     A termination for  Cause shall not take effect
unless the provisions of this paragraph (i) are complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Executive shall have ten calendar days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 calendar days of such notice to the Executive, provided he requests such hearing within ten calendar days of the written notice from the Board of the intention to terminate him for Cause. If, within five calendar days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                          (ii)    In  the  event  the   Company  terminates  the
Executive's employment for Cause:

                                  (A)     he  shall  be  entitled to Base Salary
through the date of the termination;

                                  (B)     all  outstanding options which are not
exercisable shall be forfeited; exercisable options shall remain exercisable until the earlier of the ninetieth day after the date of termination or the originally scheduled expiration date of the options unless the Compensation and Employee Benefits Committee determines otherwise;

                                  (C)     all  restricted  stock   as  to  which
restrictions have not lapsed shall be forfeited;

                                  (D)     Restricted   Stock   Units   shall  be
forfeited in accordance with Exhibit D;

                                  (E)     all   LTIP   awards   with  respect to
performance cycles which have not yet been completed shall be forfeited; and

                                  (F)     any   unvested  supplemental   pension
benefit to which the Executive would otherwise be entitled under Section 9 shall be forfeited.

                  (d) Termination without Cause or Constructive Termination without Cause. In the event the Executive's employment is terminated by the Company without Cause, other than due to Disability or death, or in the event there is a Constructive Termination without Cause, the Executive shall be entitled to the following benefits:

                          (i)     Base Salary through the date of termination;

                          (ii)    Base Salary, at the annualized rate in  effect
on the date of termination, for a period of 24 months following such termination, provided that, at the Executive's option, the Company shall pay him the present value of such salary continuation payments in a lump sum (using as the discount rate the applicable Federal rate specified under Section 1274 of the Internal Revenue Code of 1986, as amended (the "Code"), for short-term Treasury obligations as published by the Internal Revenue Service for the month in which such termination occurs);

                          (iii)   a Pro Rata annual incentive award for the year
in which termination occurs, based on his original target award for such year, payable when annual incentive awards are paid to other senior executives (or in a lump sum in accordance with the proviso in Section 12(d)(ii));

                          (iv)    an  annual incentive award  for a period of 24
months following the date of termination, based on his original target award for the year in which termination occurs and payable in equal monthly installments over the 24-month period of Base Salary continuation payments pursuant to
Section 12(d)(ii) (or in a lump sum in accordance with the proviso in Section 12(d)(ii));

                          (v)     all outstanding  options, whether or  not then
exercisable, shall become exercisable and shall remain exercisable until the end of their originally scheduled terms;

                          (vi)    the  restrictions  on  restricted  stock shall
lapse;

                          (vii)   payment   of   Restricted   Stock   Units   in
accordance with Section 7(c) and Exhibit D;

                          (viii)  payout  for  each LTIP  performance  cycle  in
which the Executive was then participating, based on the original target performance, payable in accordance with the plan (or in a lump sum in accordance with the proviso in Section 12(d)(ii));

                          (ix)    the  supplemental  pension benefit provided in
Section 9 shall fully vest; and

                          (x)     the Executive shall be  entitled  to continued
participation in all medical, dental, vision and hospitalization insurance coverage and in other employee benefit plans or programs in which he was participating on the date of his termination until the earlier of:

                                  (A)     24  months   following  the   date  of
termination and
                                  (B)     the  date,  or   dates,  he   receives
equivalent coverage and benefits under the plans and programs of a subsequent employer. The Executive shall promptly advise the Company of any such subsequent employment and the benefits he receives in connection therewith.

                  (e)     Voluntary Termination; Retirement.

                          (i)     A  termination of  employment by the Executive
on his own initiative, other than a termination due to death or Disability or a Constructive Termination without Cause or retirement following the end of the Term of Employment, shall have the same consequences as provided in Section
12(c)(ii)  for a  termination  for Cause.  A  voluntary  termination  under this
Section 12(e) shall be effective 30 calendar days after prior written notice is received by the Company.

                          (ii)    The Executive may retire at any time following
the end of the Term of Employment and thereupon commence receiving payments of his supplemental pension as provided in Section 9 and any other benefits to which he is entitled as a retired senior executive in accordance with the Company's then existing plans and practices. Upon such retirement all restrictions on restricted stock which have not already lapsed will thereupon lapse, payment of all Restricted Stock Units will be made in accordance with their terms and all stock options will continue to be exercisable for the remainder of their respective terms.

                  (f)     Consequences of a Change in Control.

                          (i)     If,  following   a   Change   in  Control, the
Executive's employment is terminated by the Company without Cause, other than due to Disability or death, or there is a Constructive Termination without Cause, the Executive shall be entitled to the benefits provided in Section 12(d) above, except that the period for which salary, annual incentive and benefits are provided in Sections 12(d)(ii), 12(d)(iv) and 12(d)(x) (except that the Executive may in his discretion, to the extent the plans permit, elect to continue his benefits under Section 12(d)(x) in lieu of the lump sum payment therefor) shall be 48 months, and all payments to be made pursuant to those Sections and the payments to be made pursuant to Sections 12(d)(iii) and 12(d)(viii) shall be paid to the Executive in a lump sum promptly following the date of termination.

                          (ii)    Immediately following a Change in Control, all
amounts and benefits to which the Executive is entitled but not yet vested, whether under this Agreement or otherwise, and except as provided in Exhibit D with respect to Restricted Stock Units, shall become fully vested.

                          (iii)   If,  following   a  Change  in  Control,   the
aggregate of all payments or benefits  made or provided to the  Executive  under
Section 12(f)(i) and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment within the meaning of Section 280G(b)(2) of the Code, the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount (the "Gross-Up Payment") which, after the imposition of all income, employment, excise and other taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the

Executive and the time of payment pursuant to this Section 12(f)(iii) shall be made by an independent auditor (the "Auditor") selected by the Parties and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any Affiliate thereof. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each designate one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. All fees and expenses of the Auditor shall be borne solely by the Company. Any Gross-Up Payment shall be paid by the Company to the Executive within five calendar days of the receipt of the Auditor's determination. Any determination by the Auditor shall be binding upon the Company and the Executive.

                  As a result of uncertainty in the application of Sections 280G and 4999 of the Code at the time of the initial determination by the Auditor hereunder, it is possible that the Gross-Up Payment made will have been an amount more than the Company should have paid pursuant to this Section 12(f)(iii) (the "Overpayment") or that the Gross-Up Payment made will have been an amount less than the Company should have paid pursuant to this Section 12(f)(iii) (the "Underpayment"). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. In the event that there is a final determination by the Internal Revenue Service, a final determination by a court of competent jurisdiction or a change in the provisions of the Code or regulations pursuant to which an Underpayment arises under this Agreement, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

                  The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would result in an Underpayment and would require the payment by the Company of an additional Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30 calendar day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                  (A)     give  the  Company   any   information
reasonably requested by the Company relating to such claim,

                                  (B)     take such  action in  connection  with
contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                                  (C)     cooperate  with the  Company  in  good
faith in order effectively to contest such claim, and

                                  (D)     permit the  Company to  participate in
any proceeding relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income or employment tax (including interest and penalties with respect thereto) imposed as a result of such proceeding and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 12(f)(iii), the Company shall control all proceedings taken in connection with such contest, provided that the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (g) Other Termination Benefits. In the case of any of the foregoing terminations, the Executive or his estate shall also be entitled to:

                          (i)     the  balance of  any incentive  awards due for
performance periods which have been completed, but which have not yet been paid;

                          (ii)    the entire amount of all  amounts  owing under
Section 6, including all deferrals pursuant to Section 6 (if any such amounts have been deferred);

                          (iii)   any expense reimbursements due  the Executive;
and
                          (iv)    other  benefits, if  any, in  accordance  with
applicable plans and programs of the Company.

                  (h) No Mitigation; No Offset. In the event of any termination of employment under this Section 12, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

                  (i) Nature of Payments. Any amounts due under this Section 12 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

         13.      Confidentiality.

                  (a) The Executive agrees that he will not, at any time during the Term of Employment or thereafter, disclose or use any trade secret, proprietary or confidential information of the Company or any subsidiary or affiliate of the Company, obtained during the course of his employment, except as required in the course of such employment or with the written permission of the Company or, as applicable, any subsidiary or affiliate of the Company or as may be required by law, provided that, if the Executive receives legal process with regard to disclosure of such information, he shall promptly notify the Company and cooperate with the Company in seeking a protective order.

                  (b) The Executive agrees that at the time of the termination of his employment with the Company, whether at the instance of the Executive or the Company, and regardless of the reasons therefor, he will deliver to the Company, and not keep or deliver to anyone else, any and all notes, files, memoranda, papers and, in general, any and all physical matter containing information, including any and all documents significant to the conduct of the business of the Company or any subsidiary or Affiliate of the Company which are in his possession, except for any documents for which the Company or any subsidiary or Affiliate of the Company has given written consent to removal at the time of the termination of the Executive's employment and his personal rolodex, phone book and similar items.

                  (c) The Executive agrees that the Company's remedies at law would be inadequate in the event of a breach or threatened breach of this
Section 13; accordingly, the Company shall be entitled, in addition to its rights at law, to an injunction and other equitable relief without the need to post a bond.

         14.      Noncompetition.

                  (a) Subject to the provisions of Section 14(b) below and notwithstanding any other provisions of this Agreement, any and all payments (except those made from Company-sponsored tax-qualified pension or welfare plans), benefits or other entitlements to which the Executive may be eligible in accordance with the terms hereof, may be forfeited, whether or not in pay status, at the discretion of the Company, if the Executive at any time without the consent of the Company "establishes a relationship with a competitor" or "engages in an activity" which is in conflict with or adverse to the interest of the Company, all within the meaning of the Non-Competition Guideline referred to below (a "Competitive Activity"). The payments, benefits and other entitlements hereunder are being made in part in consideration of the obligations of this
Section 14 and in particular the post-employment payments, benefits and other entitlements are being made in consideration of, and dependent upon, compliance with this Section 14(a) and, to the extent set forth in Section 14(e), the Release and Agreement referred to in Section 14(e). Exhibit F is a copy of the Non-Competition Guideline.

                  (b)     Anything   in    Section  14(a)    to   the   contrary
notwithstanding, no forfeiture or cancellation shall take place with respect to any payments, benefits or entitlements hereunder or under any other award agreement, plan or practice unless the Company shall have first given the Executive written notice of its intent to so forfeit, or cancel or pay out and Executive has not, within 30 calendar days of giving such notice, ceased such unpermitted Competitive Activity, provided that the foregoing prior notice procedure shall not be required with respect to (x) a Competitive Activity which the Executive initiated after the Company had informed the Executive in writing that it believed such Competitive Activity violated Section 14(a) or the AT&T Non-Competition Guideline, (y) any Competitive Activity regarding local, regional or long distance telephone services or other products or services which are part of a line of business which represents more than 5% percent of the Company's consolidated gross revenues for its most recent completed fiscal year at the time the Competitive Activity commences.

                  (c)     Nothing   in   this  Section  14  shall  prohibit  the
Executive from being a passive owner of not more than one percent of the outstanding common stock, capital stock and equity of any firm, corporation or enterprise so long as the Executive has no active participation in the management of business of such firm, corporation or enterprise.

                  (d) If the restrictions stated herein are found by a court to be unreasonable, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  (e) Any payments or benefits made pursuant to Section 12 are: (1) subject to the provisions, restrictions and limitations of Section 14 above, but not otherwise subject to offset or mitigation, (2) subject to the Executive's signing a Release and Agreement not to sue the company in the form of Exhibit G hereto with such changes therein or additions thereto as needed under then applicable law to give effect to the intent of the Release and Agreement and (3) receipt of Executive's resignation from all offices, directorships and fiduciary positions with the Company, its Affiliates and their respective benefit plans. Notwithstanding the due date of any post-employment payment, any amounts due under Section 12 shall not be due until after the end of any applicable revocation period with regard to the Release and Agreement.

                  (f) In no event shall the Executive be required to repay to the Company any amount previously received by the Executive from the Company, except to the extent required by the AT&T Non-Competition Guideline.

         15.      Resolution of Disputes.

                  Any disputes arising under or in connection with this Agreement shall be resolved by third party mediation of the dispute and, failing that, by binding arbitration, to be held in New Jersey, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall bear his or its own costs of the mediation, arbitration or litigation, except that the Company shall bear all such costs if the Executive prevails in such mediation, arbitration or litigation on any material issue.

         16.      Indemnification.

                  (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of New Jersey, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                  (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 16(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                  (c)     The  Company  agrees   to  continue  and   maintain  a
directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

         17.      Assignability; Binding Nature.

                  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Rights or obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

         18.      Representation.

                  The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents that the performance of his obligations under this Agreement will not violate any agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

         19.      Entire Agreement.

                  This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

         20.      Amendment or Waiver.

                  No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

         21.      Severability.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

         22.      Survivorship.

                  Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party without the written consent of the other Party.

         23.      References.

                  In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         24.      Governing Law/Jurisdiction.

                  This Agreement shall be governed in accordance with the laws of New Jersey without reference to principles of conflict of laws.

         25.      Notices.

                  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:                AT&T
                                  295 North Maple Avenue
                                  Basking Ridge, NJ  07920

                                  Attention:   Executive Vice President
                                               Human Resources


If to the Executive:              Mr. C. Michael Armstrong
                                  c/o AT&T
                                  295 North Maple Avenue
                                  Basking Ridge, NJ  07920

         26.      Headings.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         27.      Counterparts.

                  This Agreement may be executed in two or more counterparts.

         28.      Conditions.

                  The effectiveness of this Agreement is conditioned upon the following:

                          (i)     there being no agreement between the Executive
and any prior employer that interferes or could interfere with his employment with the Company unless such agreement is to the satisfaction of the Company waived by such prior employer; and

                          (ii)    the Executive passes a physical examination to
the satisfaction of the Company in accordance with its policy on pre-employment physical examinations.

         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Agreement on March __, 1998 as of the date first written above.

                                  AT&T Corp.



                                  By:______________________________
                                       H. W. Burlingame




                                     ------------------------------
                                       C. Michael Armstrong

                                    EXHIBITS

                                [To be supplied]


A.       DIRECTORSHIPS

B.       DEFERRED ACCOUNT AGREEMENT

C.       RESTRICTED STOCK AWARD

D.       RESTRICTED STOCK UNIT AWARD

E.       STOCK OPTION AGREEMENT

F.       A CO. NON-COMPETITION GUIDELINES

G.       RELEASE AND AGREEMENT

                                                                       EXHIBIT A



                                  DIRECTORSHIPS


         The Times Mirror Company

         Travelers Group Inc.

         TBG (private company, Supervisory Board)

                                                                       EXHIBIT B


              AT&T SENIOR MANAGEMENT INCENTIVE AWARD DEFERRAL PLAN
                                DEFERRAL ELECTION

Pursuant to the terms of the AT&T Senior Management Incentive Award Deferral Plan (the "Plan"), I hereby elect to defer receipt of the amounts and/or shares which would otherwise be payable to me during the calendar year ____ and each calendar year thereafter, to the extent indicated on LINE 1 below. This election shall continue until I terminate or modify such election by written notice. Any such termination or modification shall become effective as of the end of the calendar year in which such notice is given with respect to all awards which would otherwise be payable to me in subsequent calendar years.

I also hereby elect:

(A) that all amounts and/or shares deferred pursuant to this election together with accumulated interest and/or additional shares shall be distributed to me in the number of annual installment(s) indicated on LINE 2 below, or the number of annual installments which do not extend beyond my life expectancy at the time the installments begin, if less. The first installment (or single payment if I have so elected) shall be paid as soon as practicable:

         I. after the first day of the calendar quarter following the end of the month in which I retire or otherwise terminate employment with a Company participating in the Plan (other than a transfer to another such Company).

         II. after the first day of the calendar quarter following the end of the month in which I attain the age indicated on LINE 3 below.

  Indicate Option I or II on LINE 3 below: (Retirees may only elect Option II)

(B) in the event I should die before full payment of the amounts deferred plus accumulated interest, the balance shall be distributed to my beneficiary or beneficiaries in the number of annual installments indicated on LINE 4 below of which the first installment (or single payment if I have so elected) shall be paid as soon as practicable after the first day of the calendar quarter following the month of death.

                           LONG TERM     LONG TERM      DIVIDEND      SHORT TERM
LINE       ELECTION          SHARE         CASH        EQUIVALENTS       AWARD

 1       % Deferred        See % from    See % from
                           Summary       Summary       __________%    _________%
                           Request       Request

 2       # Payments to
         Self (not to
         exceed 20)        __________    __________    __________     __________

 3       Indicate Option
         I or II           __________    __________    __________     __________

         If Option II,
         indicate age
         (not less than
         55 nor greater
         than 70.5
         years)            __________    __________    __________     __________

 4       # Payments to
         (not to exceed
         10)               __________    __________    __________     __________


The elections made herein, as they relate to amounts and/or shares otherwise payable in any calendar year, shall become IRREVOCABLE on the last day prior to the beginning of such calendar year. The only exception is that the number of installments elected for your beneficiary (LINE 4) may be changed at any time.





___________________________________          ___________________________________
            Print Name                             Social Security Number




___________________________________          ___________________________________
             Signature                                      Date

                                                                       EXHIBIT C

                      AT&T 1997 Long Term Incentive Program
                        Restricted Stock Award Agreement


--------------------------------------------------------------------------------
    Name of Participant            Social Security Number       Date of Grant


--------------------------------------------------------------------------------
Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
--------------------------------------------------------------------------------

Pursuant to the AT&T 1997 Long Term Incentive Program of AT&T Corp. (the "Plan"), a copy of which has been delivered to you, and in accordance with the terms and conditions of the Plan and your agreement to the further terms, conditions and restrictions set forth below, you have been granted as of the date hereof 00,000 common shares of the Company (the "Restricted Shares").

1. The Restricted Shares shall vest and become nonforfeitable in accordance with paragraphs 2 and 3 hereof. the period beginning on the date hereof and ending on the day prior to the date on which any Restricted Share becomes nonforfeitable in accordance with paragraphs 2 and 3 (the "Vesting Date") is herein referred to as the "Restriction Period" with respect to any such Restricted Share.

2.     (a)  A  number  of   the   Restricted  Shares   shall  vest  and   become
nonforfeitable on the following schedule:

              Number of Shares                     Vesting Date
              ----------------                     ------------

                   00,000                           00-00-0000

       (b)     Unless   the    Committee   shall    otherwise   determine,   any
Restricted Shares that are not vested upon termination of employment for any reason shall be forfeited, except as set forth in paragraph 3.

3. (a) If your employment with the Company terminates during the Restriction Period by reason of your death, Disability (as defined in Section 1(g) of the Employment Agreement between AT&T and you dated as of October 17, 1997 (the "Employment Agreement")), a Termination without Cause (as provided in
Section 12(d) of the Employment Agreement) or a Constructive Termination without Cause (as defined in Section 1(f) of the Employment Agreement), all Restricted Shares shall vest upon such termination.

       (b) Upon termination of your employment for any reason other than as described in Paragraph 3(a) above, any Restricted Shares which have not then vested shall be forfeited.

4. Certificates evidencing the Restricted Shares shall be issued by the Company and registered in your name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times during the respective Restriction Period. As a condition to the receipt of this Restricted Stock Award, you shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares.

5. You shall be the record owner of the Restricted Shares until or unless such Shares are forfeited pursuant to paragraphs 2 and 3 hereof, and as the record owner you shall be entitled to all rights of a common shareholder of the Company, including, without limitation, voting rights and rights to cash and in-kind dividends, if any, on the Restricted Shares. As soon as practicable after termination of the respective Restriction Period, certificates for the Restricted Shares then vesting shall be delivered to you or to your legal representative along with the stock powers relating thereto.

6. At all times during the respective Restriction Period, the Restricted Shares shall be nontransferable, and may not be pledged, assigned or alienated in any way.

7. Notwithstanding any other provision of this Agreement, in the event of a Change in Control, as defined in the Employment Agreement, the respective Restriction Periods shall terminate and all Restricted Shares shall vest and become 100% nonforfeitable, and such termination and vesting shall be deemed to occur immediately prior to such Change in Control.

8. Neither the Plan nor this Restricted Share Award shall be construed as giving you the right to be retained in the employ of the Company or any Affiliate.

9. The Company shall have the right to deduct or cause to be deducted from or collect or cause to be collected with respect to, any distribution hereunder any federal, state, or local taxes required by law to be withheld or paid with respect to such distribution, and you or your legal representative or beneficiary shall be required to pay any such amounts. The Company shall have the right to take such action as may be necessary, in the Company's opinion, to satisfy such obligations.

10. You may, in accordance with procedures established by the Committee, designate one or more beneficiaries to receive all or part of any Restricted Shares to be distributed to you hereunder in case of your death, and you may change or revoke such designation at any time. In the event of your death, any Restricted Shares distributable to you hereunder that are subject to such a designation (to the extent such designation is valid and enforceable under applicable law) shall be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other Restricted Shares distributable to you hereunder shall be distributable to your estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution hereunder, the amount in question may be paid to your estate, in which event neither the Company nor any Affiliate shall have any further liability to anyone with respect to such amount.

11. Notwithstanding any provision of this Agreement to the contrary, this Award may be canceled, and the Restricted Shares forfeited, if you, without the Company's consent, become associated with, employed by or render services to, or own a interest in (other than as a shareholder with a nonsubstantial interest in such business), any business that is in competition with the Company or in competition with any business in which the Company has a substantial interest. The provisions of this paragraph 12 will be interpreted by the AT&T Management Committee in accordance with the AT&T Non-Competition Guideline (the "Guideline"), a summary of which has been given to you, and shall be effective to the extent not prohibited by applicable law.

12. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of New York and applicable Federal Law.

Please indicate your acceptance of the terms hereof, and acknowledge that you have received copies of the Plan and the Guideline summary, in each case as currently in effect, by signing at the place provided and returning the original of this Agreement.

Accepted and Agreed:                         AT&T Corp.
                                             By:



-----------------------------------          -----------------------------------

                                                                       EXHIBIT D

                      AT&T 1997 Long Term Incentive Program
                      Restricted Stock Unit Award Agreement

--------------------------------------------------------------------------------
    Name of Participant            Social Security No.          Date of Grant


--------------------------------------------------------------------------------
Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
--------------------------------------------------------------------------------

Pursuant to the Employment Agreement, dated October 17, 1997, between AT&T Corp. ("AT&T") and yourself (the "Employment Agreement") and to the AT&T 1997 Long Term Incentive Program (the "Plan"), a copy of which has been delivered to you, and in accordance with the terms and conditions of the Plan and the Employment Agreement and your agreement to the further terms, conditions and restrictions set forth below, you have been granted as of the date hereof 224,561 restricted stock units ("Restricted Stock Units" or "Units").

1. The Restricted Stock Units shall vest and become payable in accordance with sections 2 and 3 hereof. The period beginning on the date hereof and ending on the day prior to the date on which any Unit becomes vested and payable in accordance with sections 2 and 3 (the "Vesting Date") is herein referred to as the "Restriction Period" with respect to any such Restricted Stock Unit.

2. The Restricted Stock Units shall vest and become nonforfeitable (subject to section 12) on October 1, 2003, provided that you are employed with AT&T on that date, and AT&T shall distribute to you (or your legal representative) a certificate representing 224,561 common shares of AT&T ("Shares") as soon as practicable thereafter. In the event that, on October 1, 2003, the Fair Market Value of such Shares is less than $10,000,000, you shall be entitled to a cash payment equal to the shortfall.

3. (a) In the event that, on or before April 1, 2002, a Change in Control occurs that is followed within three years thereafter by a "Second
Trigger Event" (as defined below), then you shall be entitled (subject to section 12 and in lieu of any other benefit under this grant) to a cash payment as follows:

               (i) If such Second Trigger Event occurs on or after April 1, 1998 but before April 1, 1999, a cash payment equal to the greater of (a) the Fair Market Value, on the date of such Second Trigger Event, of 25% of the 224,561 Shares that underlie this grant and (b) $2,500,000.

               (ii) If such Second Trigger Event occurs on or after April 1, 1999 but before April 1, 2000, a cash payment equal to the greater of (a) the Fair Market Value, on the date of such Second Trigger Event, of 50% of the 224,561 Shares that underlie this grant and (b) $5,000,000.

               (iii) If such Second Trigger Event occurs on or after April 1, 2000 but before April 1, 2001, a cash payment equal to the greater of (a) the Fair Market Value, on the date of such Second Trigger Event, of 75% of the 224,561 Shares that underlie this grant and (b) $7,500,000.

               (iv) If such Second Trigger Event occurs on or after April 1, 2001, but before April 1, 2002, a cash payment equal to the greater of (a) the Fair Market Value, on the date of such Second Trigger Event, of 100% of the 224,561 Shares that underlie this grant and (b) $10,000,000.

       (b) In the event that you die while employed by the Company, unless a Second Trigger Event under section 3(a) has occurred, your beneficiaries or estate shall be entitled (subject to section 12 and in lieu of any other benefit under this grant) to a cash payment as follows:

               (i) If such death occurs before October 1, 1998, a cash payment equal to the greater of (a) the Fair Market Value, on the date of your death, of 20% of the 224,561 Shares that underlie this grant and (b) $2,000,000.

               (ii) If such death occurs on or after October 1, 1998 but before October 1, 1999, a cash payment equal to the greater of (a) the Fair Market Value, on the date of your death, of 40% of the 224,561 Shares that underlie this grant and (b) $4,000,000.

               (iii) If such death occurs on or after October 1, 1999 but before October 1, 2000, a cash payment equal to the greater of (a) the Fair Market Value, on the date of your death, of 60% of the 224,561 Shares that underlie this grant and (b) $6,000,000.

               (iv) If such death occurs on or after October 1, 2000 but before October 1, 2001, a cash payment equal to the greater of (a) the Fair Market Value, on the date of your death, of 80% of the 224,561 Shares that underlie this grant and (b) $8,000,000.

               (v) If such death occurs on or after October 1, 2001 but before October 1, 2003, a cash payment equal to the greater of (a) the Fair Market Value, on the date of your death, of 100% of the 224,561 Shares that underlie this grant and (b) $10,000,000.

       (c) For purposes of this section 3, "Second Trigger Event" shall mean any termination of your employment with AT&T without "Cause" (other than due to "Disability" or death), and any "Constructive Termination Without Cause," with the quoted terms having the meaning ascribed to them in the Employment Agreement. For purposes of this Award, termination of your employment with AT&T due to Disability shall be treated the same as for death under section 3(b) and any other provision of this Award.

       (d) Notwithstanding anything to the contrary in the Employment Agreement or the Plan, the Restricted Stock Units that are the subject of this grant shall vest and become nonforfeitable in connection with a Change in Control only to the extent provided in section 3(a).

       (e) If you retire on or after attaining age 62 at the request of AT&T, or voluntarily at any time with the consent of AT&T, you shall be treated as employed by AT&T on October 1, 2003, for purposes of section 2.

       (f) Upon termination of your employment for any reason other than as described above in this section 3 (including, without limitation, termination as a result of your employer ceasing to be either AT&T or an Affiliate), any Restricted Stock Units that are not vested shall be forfeited, unless the Committee shall otherwise determine in its sole discretion.

4. A cash payment in an amount equal to the dividend payable on one Share will be made to you for each Restricted Stock Unit held by you on the record date for such dividend that has not been forfeited, canceled or converted to a Share and distributed.

5. You may elect, in accordance with policies adopted by the Committee, to receive any payment to which you are entitled under this Agreement in the form of Shares rather than cash, such Shares to have a Fair Market Value on the date of distribution equivalent to the cash payment forgone.

6. You may irrevocably elect, in accordance with policies adopted by the Committee, to defer the distribution of all or any portion of any cash payment or Shares that you otherwise would have become entitled to receive pursuant to the terms of this Agreement.

7. At all times during the Restriction Period and any elected deferral period, the Units awarded hereunder shall be nontransferable, and may not be pledged, assigned or alienated in any way.

8. Transfer to or from AT&T and any Affiliate shall not be considered a termination of employment for purposes of this Agreement. Nor shall it be considered a termination of employment for purposes of this Agreement if you are placed on a military leave or other approved leave of absence, unless the Committee shall otherwise determine.

9. Neither the Plan nor this Restricted Stock Unit Award shall be construed as giving you the right to be retained in the employ of AT&T or any Affiliate.

10. AT&T shall have the right to deduct, to cause to be deducted from, or to collect with respect to, any distribution hereunder any federal, state, or local taxes required by law to be withheld or paid with respect to such distribution, and as may be necessary, in AT&T's opinion, to satisfy such obligations.

11. You may, in accordance with procedures established by the Committee, designate one or more beneficiaries to receive all or part of any distribution to be made hereunder in case of your death, and you may change or revoke such designation at any time. In the event of your death, any distribution hereunder that is subject to such a designation (to the extent such designation is valid and enforceable under applicable law) shall be made to such beneficiary or beneficiaries in accordance with this Agreement. Any other distribution hereunder shall be made to your estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution hereunder, the amount in question may be paid to your estate, in which event neither AT&T nor any Affiliate shall have any further liability to anyone with respect to such amount.

12. (a) You recognize and acknowledge that you have had access to highly confidential and proprietary Company information and trade secrets; that the use, misappropriation or disclosure of such confidential information would constitute a breach of trust and could cause irreparable injury to AT&T; and that it is essential to the protection of AT&T's good will and to the maintenance of AT&T's competitive position that such confidential information be kept secret and that you not disclose such confidential information to others or use such confidential information to your own advantage or the advantage of others. You further recognize and acknowledge that it is essential for the proper protection of the business of AT&T that you be restrained (i) from soliciting or inducing any employee of AT&T to leave the employ of AT&T, (ii) from hiring or attempting to hire any employee of AT&T, (iii) from soliciting the trade of or trading with the customers and suppliers of AT&T for any business purpose, and (iv) from competing against AT&T following the termination of your employment with AT&T. You therefore agree that this grant will be forfeited and canceled immediately in its entirety (and that any benefit already paid out within 18 months prior to AT&T's notice of violation shall, at the discretion of AT&T, be repaid by you to AT&T within 10 business days of AT&T's written request) if you, during your employment or thereafter, engage in activity, which, in the sole discretion of AT&T, is deemed to be in conflict with or adverse to the interests of AT&T. Such adverse activity by you shall include, but is not limited to, the following: (i) becoming associated with, becoming employed by, rendering services to, or owning an interest in (other than as a shareholder with a nonsubstantial interest in such business) any business or enterprise that is engaged in competition with AT&T; (ii) recruiting, soliciting or inducing, any employee or employees of AT&T or of any affiliate of AT&T to terminate their employment with, or otherwise cease their relationship with, AT&T or any affiliate of AT&T; (iii) soliciting, diverting or taking away, or attempting to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, which were contacted, solicited or served by those segments of AT&T that fell within, or related to, the scope of your responsibilities in Company positions you held during your employment with AT&T; (iv) using or disclosing the confidential information of AT&T; (v) initiating litigation against AT&T;
(vi) criticizing,  denigrating or otherwise speaking adversely against AT&T; and
(vii) violating AT&T's Code of Conduct.

       (b) If any restriction set forth in this section 12 is found by any arbitrator or court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

       (c) The restrictions contained in this section 12 are necessary for the protection of the business and goodwill of AT&T and are considered by you to be reasonable for such purpose. Further, the restrictions set forth in this section 12 are of the essence of this grant, and shall be construed as independent of any other provision in this grant; and the existence of any claim or cause of action by you against AT&T, whether predicated on this grant or not, shall not constitute a defense to the enforcement by AT&T of these restrictions.

       (d) The terms and provisions in this section 12 shall be administered in accordance with the AT&T Non-Competition Guideline (the "Guideline").

13. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of New York and applicable Federal law.

--------------------------------------------------------------------------------
Please indicate your acceptance of the terms in sections 1-13, and in particular the restrictions contained in section 12, hereof, and acknowledge that you have received copies of the Plan and the Guideline summary, in each case as currently in effect, by signing at the place provided and returning the original of this Agreement.

ACCEPTED AND AGREED:
--------------------------------------------------------------------------------
SIGNATURE                                    BY (AT&T Corp.)


--------------------------------------------------------------------------------

                                                                       EXHIBIT E

                      AT&T 1997 LONG TERM INCENTIVE PROGRAM
                            NONSTATUTORY STOCK OPTION


--------------------------------------------------------------------------------
    Name of Optionee               Social Security No.          Date of Grant


--------------------------------------------------------------------------------
Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
--------------------------------------------------------------------------------
Pursuant to the AT&T 1997 LONG TERM INCENTIVE PROGRAM (the "Plan") of AT&T Corp. ("AT&T"), a copy of which has been delivered to you, you have been granted as of the date hereof an option (the "Option") to purchase from AT&T 750,000 common shares of AT&T ("Shares") at the price of $44.53125 per Share, subject to the terms and conditions of the Plan and to your agreement to the additional terms and conditions set forth herein.

1. (a) Your right to exercise this Option shall expire ten (10) years from the date hereof, unless sooner terminated upon certain terminations of your employment as provided in (b) or (c) below or canceled as provided in (e) or section 2 below.

       (b) Upon your termination of employment by reason of death, Disability (as defined in section 1(g) of the Employment Agreement between you and AT&T dated as of October 17, 1997, (the "Employment Agreement")),
Termination without Cause (as defined in section 12(d) of the Employment Agreement, a Constructive Termination without Cause (as defined in section 1(f) of the Employment Agreement) or on or after your retirement after reaching age 65, then you or your legal representative shall have the right to exercise any portion of this Option that is then outstanding, and any unvested portion of this Option shall immediately become exercisable, and remain exercisable, until the earlier of five years after the date of such termination of employment or the expiration of this Option.

       (c) Upon your termination of employment for any reason other than as described in (b) above (including your employer ceasing to be either an Affiliate or AT&T), any portion of this Option then outstanding which is unexercisable shall be cancelled and any portion which is then exercisable shall remain exercisable until the earlier of the ninetieth day after the date of termination or the originally scheduled expiration date of this Option unless the Committee determines otherwise.

2. (a) You recognize and acknowledge that you have had access to highly confidential and proprietary Company information and trade secrets and the use, misappropriation or disclosure of the confidential information would constitute a breach of trust and could cause irreparable injury to AT&T; and it is essential to the protection of AT&T's good will and to the maintenance of AT&T's competitive position that the confidential information be kept secret and that you not disclose the confidential information to others or use the confidential information to your own advantage or the advantage of others. You further recognize and acknowledge that it is essential for the proper protection of the business of AT&T that you be restrained (i) from soliciting or inducing any employee of AT&T to leave the employ of AT&T, (ii) from hiring or attempting to hire any employee of AT&T, (iii) from soliciting the trade of or trading with the customers and suppliers of AT&T for any business purpose, and (iv) from competing against AT&T following the termination of your employment with AT&T and therefore you agree that this Option will be forfeited and canceled immediately in its entirety (and any benefit already paid out within 18 months prior to AT&T's notice of violation shall, at the discretion of AT&T be required to be repaid to AT&T by you within 10 business days of AT&T's request in writing) if you, during your employment or thereafter, engage in activity, which, in the sole discretion of AT&T, is deemed to be in conflict with or adverse to the interests of AT&T. Such adverse activity by you shall include, but is not limited to, or own an interest in (other than as a shareholder with a nonsubstantial interest in such business) any business or enterprise that is engaged in competition with AT&T; or (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of AT&T or any affiliate of AT&T to terminate their employment with, or otherwise cease their relationship with, AT&T or any affiliate of AT&T; or (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, which were contacted, solicited or served by those segments of AT&T that fall within or relate to your scope of responsibilities in Company positions you held during your employment with AT&T; or (iv) use or disclose the confidential information; or (v) initiate litigation against AT&T; or (vi) criticize, denigrate or otherwise speak adversely against AT&T; or (vii) violate AT&T's Code of Conduct.

       (b) If any restriction set forth in this section 2 is found by any arbitrator or court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

       (c) The restrictions contained in this section 2 are necessary for the protection of the business and goodwill of AT&T and are considered by you to be reasonable for such purpose. Further, the restrictions set forth in this section 2 are of the essence of this Option, they shall be construed as independent of any other provision in this Option; and the existence of any claim or cause of action by you against AT&T, whether predicated on this Option or not, shall not constitute a defense to the enforcement by AT&T of these restrictions.

       (d) The terms and provisions in this section 2 shall be administered in accordance with the AT&T Non-Competition Guideline (the "Guideline").

3. Except as provided in section 1 hereof, this Option may be exercised at any time prior to its expiration or cancellation as follows: one-third of the Shares may be purchased under the Option on the third anniversary of the date of grant; one-third of such Shares on or after the fourth anniversary of the date of grant; and the remaining one-third of such Shares on after the fifth anniversary of the date of grant.

4. This Option shall be exercised by delivering to AT&T written notice on a form to be provided for this purpose. The notice shall specify the number of Shares as to which the Option is being exercised (which number shall be at least fifty or the number of Shares that may then be exercised under this Option, whichever is less). The Option or any portion thereof may be exercised only upon payment of the exercise price thereof in full, and in accordance with procedures established by AT&T Board of Directors or the Committee. Payment shall be made in cash or in AT&T common shares or a combination of cash and AT&T common shares such that the total of the cash plus the Fair Market Value, as determined in accordance with procedures established by the Committee, of the AT&T common shares on the date of exercise at least equals the aggregate exercise price of the Shares as to which the Option is being exercised; provided, however, that any AT&T common shares surrendered as payment must have been owned by you at least six months prior to the date of exercise. Exercise of the Option shall take effect on the date the notice of exercise, in good order, is actually received at the address specified thereon, such date to be acknowledged to you in writing.

5. Within a reasonable period after the Option is exercised, AT&T will deliver to you or your legal representative a statement reflecting ownership of Shares in the form of book entry or certificates for the number of Shares with respect to which you exercised the Option. Neither you nor your legal representative shall be, or have any of the rights and privileges of, a shareowner of AT&T in respect of any shares purchasable upon the exercise of this Option, in whole or in part, unless and until certificates for such Shares shall have been issued.

6. (a) This Option is not transferable by you otherwise than by will or the laws of descent and distribution, and during your lifetime the Option may be exercised only by you or your guardian or legal representative if permitted by
Section 422 and related sections of the Internal Revenue Code and any regulations promulgated thereunder.

       (b) You may, in accordance with procedures established by the Committee, designate one or more beneficiaries to receive all or part of the Option in case of your death, and you may change or revoke such designation at any time. In the event of your death, any portion of this Option that is subject to such a designation (to the extent such designation is valid and enforceable under applicable law) shall be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other portion of this Option shall be distributable to your estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution hereunder, the Shares in question may be purchased by and distributed to your estate, in which event neither AT&T nor any Affiliate shall have any further liability to anyone with respect to such Shares.

7. Notwithstanding any other provision of this Agreement, in the event of Change in Control, as defined in the Employment Agreement, any unvested portion of the Option shall immediately become exercisable.

8. Neither the Plan nor this Agreement shall be construed as giving you the right to be retained in the employ of AT&T nor any Affiliate.

9. If the Company shall determine, on advise of counsel, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory agency or authority, is necessary or desirable as a condition of, or in connection with , the exercise of the Option, no portion of the Option may be exercised until or unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

10. Any determinations or decisions made or actions taken arising out of or in connection with the interpretation and administration of this Agreement and the Plan by the AT&T Board of Directors of the Committee shall be final and conclusive.

11. This Agreement may be amended by the AT&T Board of Directors or the Committee provided that no such amendment shall impair your rights hereunder without your consent.

12. AT&T may withhold or require you to pay any applicable withholding or other employment taxes due upon the exercise of this Option. You may elect to satisfy such withholding tax obligations by requesting that AT&T withhold Shares with a value equal to such tax obligations from the Shares otherwise deliverable upon the exercise of this Option.

13. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of New York and applicable Federal Law.

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Please   indicate  your   acceptance  of  terms  1-13,  and  in  particular  the
restrictions contained in section 2, hereof, and acknowledge that you have received copies of the Plan and the Guideline summary, in each case as currently in effect, by signing at the place provided and returning the original of this Agreement.

ACCEPTED AND AGREED:
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SIGNATURE                                    BY (AT&T Corp.)


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

                                                                       EXHIBIT F






                         AT&T NON-COMPETITION GUIDELINE


















                                                           As approved effective
                                                           August 1, 1986

                         AT&T NON-COMPETITION GUIDELINE
                                TABLE OF CONTENTS

SECTION 1.        STATEMENT OF PURPOSE                                         1

SECTION 2.        DEFINITIONS                                                  1

SECTION 3.        MANAGEMENT COMMITTEE                                         3

                  1.  Membership                                               3

                  2.  Responsibility and Authority                             4

                  3.  Conflict of Interest                                     5

SECTION 4.        COMPETITIVE ACTIVITY                                         5

                  1.  Limitation                                               5

                  2.  Definition                                               6

SECTION 5.        EVALUATION AND DETERMINATION OF COMPETITIVE ACTIVITY         7

                  1.  Request for a Determination                              7

                  2.  Company's Right to Initiate an Evaluation                8

                  3.  Evaluation                                               9

                  4.  Conflict of Interest                                    10

                  5.  Determination                                           10

                  6.  Notice of Forfeiture                                    11

                  7.  Opportunity to Withdraw                                 12

                  8.  Reevaluation and Determination                          13

                  9.  Subsequent Competitive Activity                         13

                 10.  Consent to Compete                                      15

SECTION 6.        GENERAL PROVISIONS                                          16

                  1.  Guideline Modifications                                 16

                  2.  Severability                                            16

                  3.  No Intent to Prejudice Employees' Rights                16


SECTION 1.        STATEMENT OF PURPOSE

                  The purpose of this AT&T Non-Competition Guideline is to set uniform standards and establish administrative responsibilities and procedures for evaluating activity in possible violation of the non-competition clauses contained in various AT&T incentive and benefit plans.

SECTION 2.        DEFINITIONS

         1.  The   word  "Guideline"  shall   mean   this  AT&T  Non-Competition
Guideline.

         2. The words "AT&T" or "Company" shall mean collectively the American Telephone and Telegraph Company, a New York corporation, all of its subsidiaries, related entities, lines of business and corporate successors and all business enterprises, including joint ventures, in which it is a partner or has a substantial ownership interest.

         3. The term "Board of Directors" or "Board" shall mean the Board of Directors of the American Telephone and Telegraph Company.

         4. The word "Committee" shall mean the AT&T Management Committee established and authorized by the Board to interpret and implement the standards and procedures of the Guideline.

         5. The word "Plans" shall mean the AT&T Senior Management Long Term Incentive Plan, AT&T Senior Management Short Term Incentive Plan, AT&T 1984 Stock Option Plan, AT&T Non-Qualified Pension Plan, AT&T Senior Management Life Insurance Program, AT&T Senior Management Long Term Disability and Survivor Protection Plan, the AT&T Mid-Career Pension Plan, and any such other plans that my from time to time contain non-competition clauses or that the Board shall deem appropriate to make subject to the standards of this Guideline.

         6. The word "benefit" shall mean any payment or entitlement to payment conferred pursuant to the terms of any or all of the Plans, regardless of how, when or in what form it is made or intended to be made.

         7. The term "affected employee" shall mean an individual who, as a former or present employee, has received, is receiving or would be eligible to receive benefits under any of the Plans by virtue of his currently holding or, if a former employee, by virtue of his having held at the time of his termination of employment with the Company (i) a level higher than Division Level or equivalent fourth level or (ii) a position that the Board of Directors designates to be within the Senior Management Group.

         8. The term "Senior Officer" shall mean an employee who has attained a level higher than Corporate Vice President or equivalent.

         9. The phrase "non-competition clauses" shall mean those provisions, paragraphs, divisions or portions of the Plans which state in words or substance that an affected employee will forfeit and relinquish all entitlement to benefits if he engages in activity deemed to be in competition with the Company.

         10. The use in this Guideline of personal pronouns of the masculine gender is intended to include both the masculine and feminine genders.

         11. The use in this Guideline of singular or plural nouns is intended to have individual or collective meaning as applicable to the context as used therein and is in no way to be construed narrowly or such as to limit the scope of this Guideline or any of its provisions.

SECTION 3.        MANAGEMENT COMMITTEE

         1. Membership. The Management Committee shall consist of the Senior Vice President-Personnel (or the corporate successor to that officer's responsibilities) and up to four other, but at no time less than two other, Senior Officers of the Company, such other Senior Officers to serve on a rotating basis terms of not less than one year. The Senior Vice President-Personnel shall serve as Chairman and Secretary of the Committee and shall have full authority to select and designate other Senior Officers to serve on the Committee, including the authority to select and designate Senior Officers to serve on an interim basis when regular Committee members are unavailable or are recused as described in Paragraph 3 of this Section 3.

         2. Responsibility and Authority. Responsibility for interpreting and implementing the standards and provisions of this Guideline is vested solely and exclusively in the Committee, which is empowered to perform or to delegate, through and by its Chairman acting on its behalf, performance of all function necessary to fulfill its responsibilities in connection with the forfeiture of benefits, such functions explicitly to include, but which are not limited to, the following: seeking the advice and counsel and directing the participation of the heads of the Company's lines of business and any such other individuals as it deems necessary, at whatever intervals and for whatever function it deems appropriate ; making final determination that certain activity is or is not competitive activity and that the benefits of the affected employee who engages in such activity are or are not forfeited by such activity, respectively; directing or delegating the directing of whatever such Payroll, Benefit and other organizations of the Company as are affected to suspend or terminate payment of benefits or to refrain from initiating payments of benefits under any or all of the Plans to an affected employee who is found to be engaging in competitive activity or whose activity, in the case of the suspension of payment, is under evaluation; taking or delegating the taking of such legal steps as are necessary to recover benefits paid to an affected employee since the date on which he commenced engaging in activity deemed to be competitive activity; making such minor changes to this Guideline as may be required by law, by administrative efficiency or by changes in the Company structure; and acting on the Company's behalf and in its best interests in all matters relating to the issues covered by this Guideline.

         3. Conflict of Interest. When a Senior Officer serving on the Committee is unable, for personal or professional reasons, to make a fair and objective determination of an affected employee's activity, then he shall recuse himself and shall not participate in the discussions concerning or in the final determination of appropriate action, in which case the Chairman of the Committee shall nominate and appoint another Senior Officer to substitute for the Senior Officer who has been recused, which substitute shall serve as a full member of the Committee and shall have all authority and responsibility thereto until full resolution off the matter has been accomplished.

SECTION 4.        COMPETITIVE ACTIVITY

         1. Limitation. Notwithstanding the definitions and procedures contained in this Guideline, in all questions relating to whether certain activity of any affected employee or any business or any product or service of any business is or would be competitive with AT&T or whether such affected employee's activity is grounds for the Company's invoking any non-competition clause in any of the Plans and for terminating or preventing payment of benefits or recovering benefits already paid to such affected employee, the Committee, in its discretion and judgment, has sole authority to interpret the spirit and intent of the Guideline and of the non-competition clauses, and each and every decision of the Committee shall, with respect to all questions and matters relative to the subjects of forfeiture and competition, be final.

         2. Definition. For purposes of the non-competition clauses as contained in the Company's Plans and subject to the limitation contained in Paragraph 1 of this Section 4, an affected employee's activity is competitive activity and any or all of his benefits under the Plans are subject to forfeiture to the fullest extent allowable by law if such affected employee either (A), as more fully described below, establishes a relationship with a competitor of the Company or (B) engages in activity which, in the Committee's discretion or judgment, is in conflict with or adverse to the interests of the Company.

             a.  As  used  above  in  Paragraph 2 of this Section 4, the  phrase
"establishes a relationship with" shall mean, but shall not be limited to, founding, organizing, establishing, becoming associated with, becoming employed by, rendering services to, consulting or acting as consultant to, serving as director for, being a partner in or owning a substantial interest in, as shareholder or otherwise, such an interest to include, but not be limited to, for example, an interest subject to the reporting requirements of Section 13(d) of the Securities Exchange Act of 1934.

             b. As used above in Paragraph 2 of this Section 4, a "competitor of the Company" is a business, entity or enterprise which either (A) designs, develops, manufactures, produces, offers for sale or sells a product or service which can be used as a substitute for, performs substantially the same function as, is a practical alternative for or is generally intended to satisfy the same customer or client needs for any product or service designed, developed, manufactured, produced, offered for sale or sold by the Company, or (B) is a business or activity which the Committee, based upon review of the individual facts and circumstances and in its discretion and judgment, determines, in order to protect the best interests of the Company, to be a competitor within the spirit and intent of the Guideline and the non-competition clauses.


SECTION 5.        EVALUATION AND DETERMINATION OF COMPETITIVE ACTIVITY

         1. Request for a Determination. An affected employee who is considering engaging in an activity which an individual would reasonably believe to be competitive activity as that term is used and defined in this Guideline and which thus may be grounds for the Company's invoking the non-competition clauses of the Plans should request, prior to engaging in such activity, that it be evaluated as described in this Section 5 of the Guideline and that a determination be made and an opinion rendered as to whether such activity is deemed to violate such non-competition clauses. Such affected employee's request may be made to the Director, Executive Personnel Matters, who, as the Committee's delegate in correspondence and administrative functions, will coordinate evaluation of the activity. To insure that the valuation and determination are based on all relevant facts and circumstances and thus are consistent with the spirit and intent of this Guideline, such affected employee should accompany his request with a full explanation in writing of whatever information he deems pertinent as well as of a description of the contemplated activity, such explanation to include, but not to be limited to, (A) his contemplated relationship, including, as applicable, his proposed position, title, responsibilities and the nature and extent of his ownership interest, (B) the nature of the business, including, for example, all products and/or services currently being or expected to be designed, developed, manufacturing, produced, offered for sale and sold by the business and (C) the most recently available financial information on the business.

         2. Company's Right to Initiate an Evaluation. The Company reserves the right to initiate an evaluation of any activity of an affected employee which may be competitive activity as that phrase is used and defined in this Guideline. Upon receipt of a request from or on behalf of the head of any of the Company's lines of business, from the Board, from the Committee or from any Senior Officer, the Director, Executive Personnel Matters, shall notify the affected employee in writing that such an evaluation has been initiated and that he has the opportunity to submit in writing for consideration by the Committee whatever information he deems pertinent to its determination, including, but not limited to, a full explanation of the activity as described above in Divisions
(A) through (C), inclusive, of Paragraph 1 of this Section 5.

         3. Evaluation. Whether an affected employee's contemplated or actual activity is or is not competitive activity within the scope and intent of the non-competition clauses shall be separately evaluated by the head and by an attorney serving as counsel to the head of each of the Company's lines of business responsible for the design, development, manufacture, production, offer for sale or sale of the product or service with which such activity is suspected to be in competition, by the head of each entity responsible for paying benefits under any of the affected Plans or his delegate, by a Corporate Vice President-Law of the Company and, in addition, by such other individuals as the Committee may designate as appropriate. Such evaluations are to be based upon information submitted by the affected employee (including his position and responsibilities), the financial state of the line of business, the competitive marketplace, the extent to which the activity is adverse to the Company, the impact on the affected employee's line of business and any other facts and circumstances deemed relevant under the standards of this Guideline. After such evaluations, each head and his counsel of each such line of business, each head of each such entity or his delegate, the Corporate Vice President-Law and each of any such other specially-designated individuals as described above shall provide to the Committee in writing his independent recommendation as to its determination, which recommendation shall identify, if applicable, any fact or circumstance not readily apparent from the affected employee's submittal or not generally known but upon which fact or circumstance the recommendation was based.

         4. Conflict of Interest. When an individual who, under the standards of this Guideline, is to evaluate an affected employee's activity but is unable, for personal or professional reasons, to make in that instance a fair and objective evaluation, then he shall recuse himself and shall not evaluate the activity nor make a recommendation to the Committee nor participate in any way in the resolution of the matter; provided, however, that at the express direction of the Chairman he can participate, in which case, the conflict of interest shall be duly noted and taken into consideration when weighing his involvement. An individual who recuses himself from evaluating activity shall designate the individual in his line of business, entity or another Corporate Vice President-Law, as appropriate, who shall evaluate the activity and make a recommendation as his delegate.

         5. Determination. Final determination of whether an affected employee's activity is or is not competitive activity and thus whether his benefits are or are not, respectively, subject to forfeiture shall be made by the Committee and the Committee alone, and such final determination shall be based on the recommendations as described above in Paragraphs 3 and 4 of this
Section 5 as well as on such other facts and circumstances as the Committee deems pertinent. No single recommendation nor any or all of the recommendations in the aggregate shall be binding or conclusive on the Committee in making its determination. After the Committee's determination, the Director, Executive Personnel Matters, shall notify the affected employee in writing of the decision of the Committee. If the Committee's determination is that an affected employee's activity is not or would not be competitive activity, the Committee reserves the right to seek, at whatever intervals it deems appropriate, written assurance from the affected employee that the facts and circumstances upon which the activity was evaluated and the determination based have not changed.

         6. Notice of Forfeiture. If, after activity has been evaluated and recommendations submitted as described above in Paragraph 3 of this Section 5, the Committee determines that contemplated activity would be competitive activity, the Director, Executive Personnel Matters, will notify the affected employee in writing of the Committee's determination and advise such affected employee that his benefits are at risk of forfeiture. An affected employee who receives such notice and advice shall, within thirty business days of the date of such notice and advice, provide the Company with written assurance that he has not engaged and will not engage in such contemplated activity. If, after the expiration of the thirty business day period, the Director, Executive Personnel Matters, has not received such assurance, he shall so advise the Committee and shall notify the appropriate Payroll and Benefit organizations to terminate immediately or not to initiate payments of benefits to the affected employee. If the Committee's determination is that an affected employee is currently engaging in competitive activity, the Director, Executive Personnel Matters, upon receipt of notice of such determination from the Chairman of the Committee shall so advise the affected employee, shall also if so authorized by the Chairman direct the appropriate Payroll, Benefit and other affected organizations of the Company to terminate immediately payments of benefits to the affected employee and, in addition, may at the Committee's express direction take such legal steps as are necessary to recover from the affected employee all benefits paid by the Company or on its behalf since the date when such competitive activity is deemed to have commenced.

         7. Opportunity to Withdraw. If, after activity has been evaluated and recommendations submitted as described above in Paragraphs 3 and 4 of this
Section 5, the Committee determines that there are unusual or special circumstances which mitigate against withdrawal of benefits from or denial of benefits to an affected employee who is and has been engaging in activity which is competitive activity within the spirit and intent of the non-competition clauses, the Committee may, in its discretion and judgment, withhold termination of benefits and offer the affected employee in writing the opportunity to withdraw from the competitive activity; provided, however, that any affected employee who is the recipient of and accepts such an offer shall provide the Committee, within a reasonable time of the date of such offer as prescribed by the Committee, written assurance that such withdrawal has been accomplished, or such offer shall lapse and a final determination and termination of benefits be ordered.

         8. Reevaluation and Determination. Notwithstanding prior evaluations and regardless of a previous determination by the Committee as described in this Guideline, the Company reserves the right, without prior notice to the affected employee, to institute a reevaluation of his activity if, in the Committee's discretion and judgment, it believes that under the facts and circumstances such reevaluation is warranted. In case of such reevaluation, the affected employee shall be notified by the Director, Executive Personnel Matters, that such reevaluation has been instituted and shall have the opportunity to submit in writing for consideration by the Committee a full explanation of whatever information he deems pertinent to the Committee's redetermination, such explanation to include, but not to be limited to, a full explanation of the activity as described above in Divisions (A) through (C), inclusive, of Paragraph 1 of this Section 5. After such reevaluation, there shall be a determination substantively and procedurally consistent with that described above in Paragraph 5 of this Section 5.

         9. Subsequent Competitive Activity. If an affected employee commences engaging in activity which is not at the time of commencement considered competitive activity as that phrase is used and defined in this Guideline but within a reasonable period of time thereafter )such period, under ordinary circumstances and unless the Committee determines otherwise, to be three years) the activity becomes competitive activity as that phrase is used and defined in this Guideline, then the affected employee so engaging in such competitive activity should advise the Director, Executive Personnel Matters. Upon receipt of such advice, the Director, Executive Personnel Matters, shall then offer such affected employee the opportunity to withdraw without forfeiture of benefits under the term of and consistent with the provisions of such an opportunity as described in Paragraph 7 of this Section 5. If an affected employee engages in subsequent competitive activity in a situation such as that described in the first sentence of this Paragraph 9 of this Section 5 but such affected employee fails to come forward and so advise the Company, then, notwithstanding anything herein to the contrary, after evaluation or reevaluation and determination as described above in Paragraphs 2, 3, 5 and 8 of this Section 5, benefits to such affected employee shall be immediately terminated and the Company may take such steps as are necessary to recover any benefits paid since the date on which such activity became competitive. If an affected employee commences engaging in activity which is not at the time of commencement competitive with AT&T as that phrase is used and defined in this Guideline but, subsequent thereto, AT&T designs, develops, manufactures, produces, offers for sale or sells a product or service such as to render the activity competitive, no question of forfeiture arises; provided, however, that, if the affected employee, knew or had reason to know at the time he commenced the activity that AT&T intended to design, develop, manufacture, produce, offer for sale or sell such product or service, then the Company may invoke the non-competition clauses.

         10. Consent to Compete. In extraordinary circumstances and notwithstanding that an affected employee's competitive activity would, under the provisions of the Guideline, be grounds for invoking the non-competition clauses and terminating payment of benefits to such affected employee, the Committee may consent to an affected employee's engaging in such activity if, in its discretion and judgment, the Committee determines that, despite such activity's technical isolation, the facts are overwhelmingly compelling or it is otherwise in the Company's best interest that relief from application of the non-competition clauses is warranted. In such a case the Director, Executive Personnel Matters, shall notify the affected employee of such consent; provided, however, that, despite such consent, the Company reserve the right to withdraw such consent and to invoke the non-competition clauses within a reasonable period of time thereafter (such period, under ordinary circumstances and unless the Committee determines otherwise, to be three years) and without prior notice if and when, in the Committee's discretion and judgment, the facts and circumstances warrant it.

SECTION 6.        GENERAL PROVISIONS

         1. Guideline Modifications. The Committee, in its discretion and judgment and without notice, may from time to time make such minor changes in the Guideline as it deems required by law, by administrative efficiency or by change in the Company structure.

         2. Severability. To the extent that one or more of the provisions of this Guideline may be found to be unenforceable in any federal or state jurisdiction, such provisions are intended and are declared to be severable from the whole, and such a judgment shall not jeopardize the enforceability of the balance of the Guideline.

         3. No Intent to Prejudice Employees' Rights. No act of the Company, the Board, the Committee or any Senior Officer or employee of the Company acting in connection with the design, approval, interpretation or implementation of this Guideline or any of its standards, provisions or procedures is in any way intended to interfere with or prejudice any individual's right to consider, accept, continue or terminate employment, to engage in any activity or to establish any kind of business relationship or ownership interest with any enterprise.

                                                                       EXHIBIT G

                              AGREEMENT AND RELEASE

         This AGREEMENT is made this _____ day of September 1997 by and between AT&T Corp., (hereinafter "Company" or "AT&T") and ________________ (hereinafter "Employee").

         WHEREAS, Employee has been employed by AT&T since _____________; and

         WHEREAS, Employee and the Company have decided to settle fully and finally all obligations related to Employee's employment and resignation from the Company.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

         1. Employee will resign his active employment with the Company on or before ____________________, this date or such later resignation date under Paragraph 8, hereinafter "Resignation Date".

         2. Should Employee die after executing this Agreement but before the intended Resignation Date, this Agreement shall be null and void in its entirety.

         3. As special consideration for this Agreement, the Company will pay the Employee a Severance Benefit in the amount of ________________________ (______________). Such Severance Benefit will be paid to the Employee in _______ monthly installments beginning the month after the month which includes Employee's Resignation Date and will be less legally required deductions for applicable taxes.

         4. Except as provided in Paragraphs 3 and 4 of this Agreement, Employee hereby waives any and all claims to salary, incentives, payments, or benefits of any kind, including, but not limited to, any entitlements Employee may have under his Employment Agreement with the Company signed and dated by Employee on ________________ and any amendments thereto, other than:

             a. Employee and/or his survivors, will receive payout of previously deferred incentive plan awards made under the AT&T Senior Management Incentive Award Deferral Plan in accordance with Employee's elected payout schedules and with the terms and conditions of such plan, and

             b.   Those payments and other benefits shown in Appendix A.

         5. Except as required by law or valid legal process, Employee shall not disclose or discuss, other than with legal counsel, personal tax or financial advisors, or members of Employee's immediate family, any facts concerning the negotiation, execution or implementation of this Agreement. Moreover, Employee specifically agrees that he will not criticize, denigrate or otherwise speak adversely or originate, disclose or otherwise be the source of any negative information about the operations, management or performance of the Company, affiliates of the Company, or about any director, officer, employee or agent of any of the foregoing; or the circumstances related to his resignation, other than to state that Employee was __________________________ and that he resigned voluntarily to pursue other opportunities.

         6.  Employee specifically covenants that:

             a. he will not for 18 months from the Resignation Date, recruit, solicit or induce, attempt to induce or cause to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with the Company.

             b. The Severance Benefit in Paragraph 3 is conditioned upon Employee adhering to and not violating the AT&T Non- Competition Guideline (a summary is attached as Appendix B). Such Guideline, in addition to Non-Competition constraints includes a provision which calls for forfeiture of benefits in the event Employee engages in activities in conflict with or adverse to the interest of the Company.

             c. The Employee recognizes and acknowledges that the Company considers its confidential and proprietary information and trade secrets to be among its most valuable assets, including, but not limited to, its customer and vendor lists, databases, computer programs, frameworks, models, its marketing programs, its sales, financial, marketing, training and technical information, and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how AT&T creates, develops or maintains its products, services and its marketing plans, targets its potential customers and operates its business. The parties to this Agreement recognize that AT&T has invested, and continues to invest, considerable amounts of time and money in obtaining and developing the goodwill of its customers, its other external relationships, its data systems and data bases, and all the proprietary and other information described above (hereinafter collectively referred to as "AT&T Confidential Information"), that it is essential to the protection of AT&T's goodwill and to the maintenance of AT&T's competitive position and that AT&T Confidential Information be kept secret and that Employee not disclose AT&T Confidential Information to others or use AT&T Confidential Information to Employee's own advantage or the advantage of others, and agrees that any misappropriation or unauthorized disclosure of AT&T Confidential Information (including trade secrets) in any form would irreparably harm AT&T. (Such AT&T Confidential Information does not include any publicly available material.) Employee affirms his obligation to keep secret all AT&T Confidential Information and that he will not disclose it to any third party in the future.

             d. Employee acknowledges that the restrictions set forth in this Paragraph 6 are necessary and reasonable to prevent the use and disclosure of AT&T Confidential Information and to otherwise protect the legitimate business interests of the Company. Employee further acknowledges that when Employee's employment with AT&T terminates, he will be able to earn a livelihood without violating any of the foregoing restrictions.

         7. Employee acknowledges that remedies at law, and those remedies contained in Paragraph 11, for any breach by Employee of the provisions of Paragraphs 5 and 6 will be inadequate and that the Company shall be entitled to injunctive relief against Employee in the event of any such breach. This Release is in addition to any other remedy and damages available. Employee acknowledges that the restrictions contained therein are reasonable, but agrees that if any court of competent jurisdiction shall hold such restrictions unreasonable as to time, geographic area, activities, or otherwise, such restrictions shall be deemed to be reduced to the extent necessary in the opinion of such court to make them reasonable. The Company's waiver, or failure to seek enforcement or remedy for a breach or suspected breach of any provision of this Agreement in a particular instance shall not be deemed a waiver of such provision in the future. In addition, such waiver or failure to act with respect to one provision, shall not be deemed to be a waiver of any other provision of this Agreement.

         8. If Employee becomes disabled after executing this Agreement, but before ___________________, and if he is receiving or entitled to receive sickness or accident disability benefit payments from the Company as of ____________________, then:

             a. Should Employee die while disabled and receiving sickness or accident benefit payments, this Agreement shall be null and void in its entirety; OR

             b. Should Employee's period of disability be determined by the Company to terminate prior to the expiration of the period during which in accordance with the terms of the Sickness and Accident Disability Benefit Plan, he could become entitled to receive sickness and accident disability benefit payments, Employee will resign his active employment with the Company effective on the day following the last day of disability for which he receives such payments (hereinafter his "actual resignation date"); further, Employee understands and agrees that, in such event, the total amount of the payment specified in Paragraph 3 above shall be reduced by the total amount of sickness or accident disability benefit payments which he has received from the Company for the period of disability after his intended resignation date, i.e., ___________________ to his actual resignation date inclusive and shall be paid out in accordance with Paragraph 3 above OR

             c. Should Employee be determined by the Company to continue to be disabled at the expiration of the period during which he is entitled to receive sickness or accident disability benefit payments, Employee understands and agrees that he will thereupon be retired by action of the Company's Benefit Committee, effective on the day following the last day of eligibility for such sickness or accident disability payments (hereafter his "actual resignation date") and that, under such circumstances, the total amount of the payment specified in Paragraph 3 above shall be reduced by the total amount of sickness or accident disability benefit payments which he has received from the Company for the period of disability after his intended resignation date, i.e., from ____________________ to his actual resignation date inclusive and shall be paid out in accordance with Paragraph 3 above.

         9. The Employee agrees that he will submit all vouchers for reasonable business expenses prior to his Resignation Date or as soon thereafter as is practicable. The Employee understands and agrees that after his Resignation Date he will no longer be authorized to incur any expenses, obligations or liabilities on behalf of the Company.

         10. In accordance with his existing and continuing obligations to the Company, Employee agrees to return to the Company, on or before his Resignation Date, all Company property or copies thereof, including, but not limited to, files, records, computer access codes, computer programs, instruction manuals, documents, business plans and other property which he received or prepared or helped to prepare in connection with his employment with the Company, and to assign to the Company all right, title and interest in such property, and any other inventions, discoveries or works of authorship created by Employee during the course of his employment.

         11. Employee understands and agrees that a violation of any portion of Paragraphs 5, 6, or 10, relating to the negotiation of the Agreement, disclosure of adverse information about the Company, recruiting employees of the Company, violation of the AT&T Non-Competition Guideline, the return of Company property, (except the Company car if Employee elects to purchase such vehicle), and the use or disclosure of AT&T Confidential Information, will be considered a material breach of this Agreement, for which Employee will forfeit all benefits (other than tax qualified welfare and retirement plan benefits) as well as any monies not already paid under this Agreement and/or be obligated to return immediately all monies which have already been paid under this Agreement - except $1,000.00. The provisions of this Paragraph 11 in no way limit the Company's right to also commence an action for damages and/or pursue other legal or equitable remedies in the event Employee breaches any provision of this Agreement. In the event that the Company takes such action, all of Employee's other obligations under this Agreement shall remain in full force and effect.

         12. Employee acknowledges that there are various state local and federal laws that prohibit employment discrimination on the basis of age, sex, race, color, national origin, religion, disability, sexual orientation or veteran status and that these laws are enforced through the Equal Employment Opportunity Commission, Department of Labor and State or Local Human Rights agencies. Such laws include, without limitation, Title VII of the Civil Rights Act of 1964 as amended 42 U.S.C. Sec. 2000 et. seq.; the Age Discrimination in Employment Act, 29 U.S.C. Sec. 621 et. seq.; the Americans with Disabilities Act, 42 U.S.C. Sec. 12101; the Employee Retirement Income Security Act, as amended 29 U.S.C. Sec. 1001 et. seq.; and 42 U.S.C. Section 1981, the New Jersey Conscientious Employee Protection Act, the New Jersey Law Against Discrimination and other state and local human or civil rights laws as well as other statutes which regulate employment; and the common law of contracts and torts. In consideration of this Agreement, Employee hereby waives and releases any rights he may have under these laws as to events which have occurred prior to the date of this Agreement or Resignation Date, whichever is later. Employee acknowledges that the Company has not (a) discriminated against him, (b) breached any contract with him (c) committed any cruel wrong (tort) against him or (d) otherwise acted unlawfully toward him. Employee, also waives any right to become, and promises not to consent to become, a member of any class in a case in which claims are asserted against any Releasee that is related in any way to his employment or the termination of his employment with AT&T, and that involve events which have occurred as of the date of this Agreement or Resignation Date. If Employee, without his prior knowledge and consent is made a member of a class in any proceeding, he shall opt out of the class at the first opportunity afforded to him after learning of his inclusion. In this regard Employee agrees that he will execute, without objection or delay, an "opt-out" form presented to him either by the court in which such proceeding is pending or by counsel for any Releasee who is made a defendant in any such proceeding.

         13. Employee, on behalf of himself, his heirs, executors, administrators, successors and assigns, releases and discharges the Company and its successors, assigns, subsidiaries, affiliates, directors, officers, representatives, agents and employees ("Releasees") from any and all claims, including claims for attorney's fees and costs, charges, actions and causes of action, including but not limited to those with respect to his employment or termination of employment with the Company, as well as from all claims for personal injury, actual or potential, to the date of this Agreement or Employee's Resignation Date, whichever is later. This includes, but is not limited to, claims arising under federal, state, or local laws prohibiting age, sex, race or any other forms of discrimination such as the Age Discrimination in Employment Act, claims arising under the New Jersey Conscientious Employee

Protection Act and the New Jersey Law Against Discrimination, and claims growing out of any legal restrictions on the Company's right to terminate its employees. This also includes claims based on theories of contract or tort, whether arising out of common law or otherwise. Employee represents that he has not filed any charge or lawsuit against the Company with any governmental agency or Court and that he will not institute any actions against the Company or any Releasee for any reason. With respect to any administrative charges that have been or may be filed concerning events or actions relating to his employment or the termination of his employment that occurred on or before Resignation Date, Employee waives and releases any right he may have to recover in any lawsuit or proceeding brought by him or by an Administrative Agency on his behalf. If Employee breaches this Paragraph, Employee understands that he will be liable for all expenses, including costs and reasonable attorney's fees, incurred by any Releasee in defending the lawsuit or charge of discrimination. Employee agrees to pay such expenses within thirty (30) calendar days of written demand. This Paragraph is not intended to limit Employee from instituting legal action for the sole purpose of enforcing this Agreement.

         14. Except to the extent expressly provided herein, nothing in this Agreement shall be deemed to alter, amend, modify or otherwise affect any employee benefit, compensation or other plan, program or policy maintained by the Company or any provision thereof.

         15. If any provision, or portion thereof, of this Agreement is determined to be invalid under applicable statute or rule of law, only such provision, and only to the extent determined to be invalid, shall be deemed omitted from this Agreement, the remainder of which shall remain fully in force and effect.

         16. The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of New Jersey without regard to its Conflict of Laws principles.

         17. Employee understands that, pursuant to the Older Workers Benefit Protection Act of 1990, he has the right to consult with an attorney before signing this Agreement, he has 21 days to consider the Agreement before signing it and he may revoke the Agreement within seven (7) calendar days after signing it. Employee further understands that the Agreement will not become effective or enforceable until the seven day revocation period has expired.

         18. Employee promises and agrees that in consideration of a payment of one thousand dollars ($1,000) to be made within ten business days subsequent to his Resignation Date, in addition to the benefits set forth in Paragraph 3 and 4, Employee will execute a release of all claims relating to his employment during the period from the execution of this Agreement to his Resignation Date. A copy of such release is attached as Appendix C to this Agreement.

         19. This Agreement, consisting of _______ pages containing _______ paragraphs and three Appendices constitutes the entire agreement between the Company and Employee with respect to the subject matter hereof and shall not be amended, modified, or amplified without specific written provision to that effect, signed by both parties. No oral statement of any person whosoever shall, in any manner or degree, modify or otherwise affect the terms and provisions of this Agreement. Accordingly, this Agreement supersedes and completely replaces any prior oral or written communication on this subject.

         By signing this Agreement, Employee states that;

              a) He has read it and has had sufficient time to consider its terms;
              b) He understands it and knows that he is giving up important rights;
              c)  He agrees with everything in it;
              d) He is aware of his right to consult an attorney before signing it;
                  and has been so advised
              e)  He has signed it knowingly and voluntarily.

Witnesses:

___________________________     ___________________________     ________________
                                Employee                        Date

___________________________     ___________________________     ________________
                                For the Company                 Date


                       THIS IS A LEGAL AGREEMENT, RELEASE
                             AND COVENANT NOT TO SUE
                          READ CAREFULLY BEFORE SIGNING

                                                                      Appendix A


             Item                                      Treatment

a)  Base Salary                        Employee receives base salary through
                                       Resignation Date.

b)  Employee Benefits and Senior       Employee will be covered under general
    Management Benefits (except        employee benefit plans and Senior
    as otherwise noted below)          Management benefit and perquisite
                                       plans/programs and practices through
                                       Resignation Date.

c)  Medical/Dental/Vision(After        Company  paid Medical/Dental/Vision will
    Resignation Date)                  continue through the Resignation Date.
                                       Under COBRA (Consolidated Omnibus Budget
                                       Reconciliation Act of 1985), coverage
                                       can be continued at Employee's expense
                                       for lesser of 18 months or until Employee becomes eligible for coverage under another employer's plan.

d) AT&T Senior Management              Coverage will cease on Resignation Date.
   Individual Life Insurance           Employee may assume policy if he so
   Program (AT&T SMILIP)               elects by paying 100% of premium.
   (After Resignation Date)            Company premium contributions to policy
                                       cease on Resignation Date and Company
                                       will withdraw all prior premium
                                       contributions.

e) Supplemental Variable Universal     Employee, via insurance carrier, will be
   Life Insurance                      given the option to continue coverage on
                                       an individual basis.

                                                                      Appendix B






                                      AT&T
                                 Non-Competition
                                    Guideline



                                     Summary

Introduction

In order to protect the interests of the Company, its shareholders, its employees and its customers, AT&T requires that an employee who is eligible to receive benefits under various Senior Management incentive and compensation plans forfeit those benefits if he or she competes with the Company after termination of employment. The standard used to determine "competing" and an explanation of the administrative process used to evaluate activity are described in full in the AT&T Non-Competition Guideline, which has been approved by the AT&T Board of Directors.

This brochure summarizes the Guideline and is intended as a reference guide only. A copy of the complete Guideline may be obtained by requesting a copy from the Director, Executive Human Resources, AT&T Corporate Headquarters.

General Information

Responsibility for interpreting, administering and implementing the provisions of the Guideline rests with the AT&T Management Committee, which was established and authorized by the Board to resolve all questions and handle all matters in connection with competition and forfeiture of benefits. At least three, but no more than five, Senior Officers serve on the Committee.

The Committee may make minor changes in the Guideline and to those incentive and compensation plans which are subject to the Guideline's procedures. Changes may be made without notice whenever the Committee considers the changes necessary to fairly and consistently administer the Guideline and to protect the Company's interests. The Committee's decisions about forfeiture of benefits and what is competitive activity are final.

No act of the Company, the Committee or any employee acting in connection with the Guideline and its provisions is in any way intended to interfere with any individual's right to consider, accept, continue or terminate employment to engage in any activity or to establish any kind of business or ownership interest with any enterprise.

Forfeitable Benefits

Under the terms of the following plans, the benefits they pay are forfeitable (or immediately payable): AT&T Senior Management Short Term Incentive Plan, AT&T Senior Management Long Term Incentive Plan, AT&T 1984 Stock Option Plan, AT&T Non-Qualified Pension Plan, AT&T Senior Management Life Insurance Program, AT&T Senior Management Long Term Disability and Survivor Protection Plan, AT&T Senior Management Individual Life Insurance Program, AT&T Incentive Award Deferral Plan, AT&T Deferred Compensation Plan for Non-Employee Directors, A&T Senior Management Financial Counseling Program, and the AT&T Mid-Career Pension Plan. The Board or Committee may make other plans subject to this Guideline.

     . the contemplated relationship, including (as applicable) the proposed position, title, responsibilities and the nature and extent of the ownership interest;

     . the nature of the business, including, for example, all products and/or services currently being or expected to be designed, developed, manufactured, produced, offered for sale or sold by the business; and

     . the most recently available financial information on the business

The Company has the right to initiate an evaluation of an individual's activity. An evaluation will be instituted when it is requested by or on behalf of the head of any of the Company's lines of business or a member of the Board or the Committee. The Director, Executive Human Resources, will notify the individual in writing that an evaluation has been initiated and of the opportunity to submit within a stated period of time information for the evaluators' and the Committee's consideration. An individual whose activity is being evaluated is strongly encouraged to provide the Committee with a written submittal such as that described above.

An individual's contemplated or actual activity will be separately evaluated by

     . the head and an attorney serving as counsel to the head of each of the Company's lines of business responsible for the design, development, manufacture, production, offer for sale or sale of the product or service with which the activity is suspected to be in competition;

     . the head of each entity responsible for paying benefits under any of the Plans listed above, or a delegate;

     . A Corporate Vice President-Law of the Company; and

     . any other individuals whose evaluations the Committee designates as appropriate.

Individuals who, for personal or professional reasons, have a conflict of interest which they feel would prevent their fair and objective evaluation will not participate but will delegate their responsibility to another in their line of business or organization. Evaluations will be based on the individual's submittal, the financial state of the line of business, the competitive marketplace, the impact of the individual's leaving on his or her line of business, the extent to which activity is adverse to the Company's interests and all other relevant facts and circumstances. After evaluating the activity, each person doing an evaluation will make to the Committee a recommendation of appropriate action, identifying, if there are any, those facts or circumstances not readily apparent form the submittal or not generally known but upon which facts or circumstances the recommendation was based.

Reevaluation

Even though activity has been previously evaluated and regardless of a prior determination, the Company reserves the right without prior notice to reevaluate activity if the Committee believes it is warranted. In case of a reevaluation, the individual will be advised by the Director, Executive Human Resources, that a reevaluation has been instituted and that he or she has the opportunity to make a submittal such as that described above.

Subsequent
Competitive Activity

If an individual establishes a relationship with a business which is not at that time a competitor of the Company, but AT&T later engages in a line of business which is competitive with any such product and/or service of the business, no question of forfeiture arises. However, the Company may require forfeiture if the person knew (or had reason to know) at the time the relationship was established that AT&T intended to design, develop, manufacture, produce, offer for sale or sell a competitive product or service.

The Company may also invoke forfeiture if, within a reasonable time-normally three years- after the individual engages in an activity, it becomes adverse to AT&T's interests or competitive with AT&T. In such case, if the person advises the Director, Executive Human Resources, that the activity may have become competitive, he or she will have the opportunity to withdraw as described above, without forfeiture. If the Company is not advised, or if the withdrawal is not accomplished within the stated time, then all benefits paid after the point when the activity became competitive are forfeitable.

Consent to Compete

In very extraordinary circumstances and despite the fact that an individual's competitive activity would be grounds for requiring forfeiture of benefits, the Company may consent to the activity if the Committee determines that the situation is only technically competitive and the facts are overwhelmingly compelling that relief is warranted. In such a case, the Director, Executive Human Resources, will provide a letter advising the individual of the Company's decision. However, the Company does not waive by such consent the right to withdraw the consent after it is issued, without prior notice, and to invoke the non-competition clauses if, within a reasonable time-normally three years-thereafter, the facts and circumstances change and it becomes in the Company's best interest to require forfeiture.

Affected Individuals

An individual whether a present or former employee, is subject to the Guideline and to having activity evaluated if he or she has received, is receiving or is entitled to receive benefits according to any of the Plans listed above.

What is
Competitive Activity

An individual's activity is competitive activity and his or her benefits are forfeitable if that individual either (A) engages in activity in conflict with or adverse to the interests of the Company or (B) establishes a relationship with a competitor of the Company.

"Establishing a relationship" includes founding, organizing, establishing, becoming associated with, becoming employed by, rendering services to, consulting or acting as consultant to, being a partner in or owning a substantial interest in as shareholder or otherwise (such as, for example, an interest subject to the reporting requirements of Section 13(d) of the Securities Exchange Act of 1934).

A "competitor of the Company" is a business,  entity or enterprise  which either
(A) designs, develops, manufactures, produces, offers for sale or sells a product or service which can be used as a substitute for, performs substantially the same function as, is a practical alternative for or is generally intended to satisfy the same customer or client needs for any product or service designed, developed, manufactured, produced, offered for sale or sold by the Company or
(B) is a business which the Committee, based upon review of the individual facts and circumstances and in its discretion and judgment, determines, in order to protect the best interests of the Company, to be a competitor within the spirit and intent of the Guideline and the non-competition clauses of various Plans.

The Evaluation Process

Anyone who is considering engaging in an activity which a reasonable person might consider competitive activity as described above should notify the Director, Executive Human Resources, and request that the Company evaluate the activity to determine whether it is competitive.

To insure that the Company's evaluation is fairly based on all relevant facts and circumstances, an individual who requests a determination should provide the Company in writing with all information he or she believes to be relevant to the inquiry as well as a full explanation of the contemplated activity which describes

Determination

Final determination of whether an individual's activity is or is not competitive activity will be made by the Committee and the Committee alone. The determination will be based on the recommendations as described above, the best interests of the Company and on all other facts and circumstances the Committee deems pertinent.

After the Committee's determination, the Director, Executive Human Resources, will notify the individual of the decision in writing.

If the Committee's determination is that activity is not competitive activity , the individual may receive a letter advising of that determination. In such case, the Committee reserves the right to seek, at whatever intervals it deems appropriate, written assurance from the individual that the facts and circumstances on which the evaluations and the determination were based have not changed.

An individual who has not yet engaged in activity which would be considered competitive activity will have the opportunity to provide the Company within a reasonable period of time written assurance that he or she has not and will not engage in such activity. If the Company receives such assurance no forfeiture will result. If the individual fails to provide such assurance or if he or she is already engaged in competitive activity and does not withdraw from it, then the Director, Executive Human Resources, will coordinate termination of all benefits with the Payroll, Benefit and all other affected organizations. The Committee or its delegate may also take legal steps to recover any benefits already paid.

Opportunity
to Withdraw

After activity has been evaluated and recommendations submitted as described above, the Committee may determine that there are unusual or special circumstances which are persuasive that withdrawal or denial of benefits is not appropriate. In that case, the Committee may, in its discretion and judgment, withhold termination or denial of benefits and offer the individual the opportunity to withdraw from the competitive activity. An individual who receives such an offer will have a reasonable period of time from the date of the offer to accept it and to provide the Committee assurance in writing that the withdrawal has been accomplished, or the offer will lapse and a notice to terminate benefits will be issued.

This guideline is published by the Executive Human Resources group of AT&T Corporate Headquarters. Questions and requests for additional copies may be directed to Director, Executive Human Resources, AT&T Corporate Headquarters, 295 North Maple Avenue, Room 7244M3, Basking Ridge, New Jersey 07920.

                                                                      April 1997